Exhibit 99.1

          Schick Technologies Reports Fiscal 2005 First Quarter Results

                          o Net Revenues Increase 25%

                          o Income from Operations Increases 48%

LONG ISLAND CITY, N.Y., August 12 -- Schick Technologies, Inc. (OTC BB: SCHK) today reported its financial results for the quarter ended June 30, 2004.

Net revenues for the quarter were $10.9 million, an increase of $2.2 million, or 25%, compared to $8.7 million in the same period last year.

Income from operations for the first quarter was $3.1 million, an increase of 48%, compared to $2.1 million for the same period last year.

"We are pleased with our solid first quarter results. Our margins and balance sheet are strong, and we continued to see significant growth in our CDR(R) dental product lines," said Jeffrey Slovin, President and Chief Executive Officer. "Domestic dental product sales for the quarter were up 17%, with sales to Patterson increasing 23%. International dental product sales grew 62%. We believe that these healthy results reflect the growing and vibrant market for our products, our ongoing focus on our core domestic business and the successful efforts of our international distribution network."

Net income for the first quarter of fiscal 2005 was $1.8 million, or $.10 per diluted share, a decrease of $0.2 million, or 9%, compared to net income of $2.0 million, or $.12 per diluted share, for the same period last year.

For the first quarter of fiscal 2005, the Company's earnings were reduced by $1.4 million, consisting of a non-cash charge for deferred income taxes of $1.2 million, as well as a cash charge of $0.2 million for current taxes. Income taxes for the same period in the prior year were $0.1 million, consisting of current taxes. In the first quarter of the prior year, deferred tax charges were offset by a partial reversal of deferred-tax-asset reserves, and the Company's tax expense reported for the first quarter of fiscal 2004 reflected this offset. Based on Management's conclusion, as of the end of fiscal 2004, that it was more likely than not that the Company would fully utilize its net operating loss and other tax carryforwards in the future, all such reserves were fully reversed and no longer offset deferred tax charges.

The Company's reported net income of $1.8 million for the quarter ended June 30, 2004 represents an increase of $0.6 million, or 50%, when compared with proforma net income of $1.2 million in the same period last year. On a per-share basis, the Company's reported net income of $0.10 per diluted share for the quarter ended June 30, 2004 represents an increase of $0.03, or 43%, when compared with proforma net income of $0.07 per diluted share in the same period last year. The calculation of proforma net income and proforma diluted earnings per share for the quarter ended June 30, 2003 is set forth in the table below.

The following is a pro forma presentation for the three months ended June 30, 2003, as if the deferred tax assets were recorded at their gross valuation at June 30, 2003:

                                                               Three months
                                                                   Ended
                                                               June 30, 2003
                                                               -------------

Income before income taxes - as reported                        $     2,067

Less: Provision for income taxes - as
           reported                                                      88
                                                                -----------
Net income - as reported                                              1,979

Less: Proforma adjustment to record
        effective income tax rate of 42%                                780
                                                                -----------

Proforma net income                                             $     1,199
                                                                ===========

Earnings per share:
  As previously reported
    Basic                                                       $      0.19
                                                                ===========
    Diluted                                                     $      0.12
                                                                ===========
 Proforma
    Basic                                                       $      0.12
                                                                ===========
    Diluted                                                     $      0.07
                                                                ===========

Weighted average common shares (basic)                           10,229,697
                                                                ===========
Weighted average common shares (diluted)                         16,536,892
                                                                ===========

At June 30, 2004, the Company had $24.5 million in cash and cash equivalents and $30.9 million in working capital, as compared to $9.6 million in cash and cash equivalents and $11.6 million in working capital at June 30, 2003.

Schick Technologies, Inc., an ISO 9001 certified company, designs, develops, and manufactures innovative digital radiographic imaging systems and devices for the dental and medical markets. The Company's products, which are based on proprietary digital imaging technologies, create instant high-resolution radiographs and offer significant advantages over conventional x-ray devices.

This news release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, including beliefs as to the growing and vibrant market for the Company's products, the likelihood that the Company will fully utilize its NOL and other tax carryforwards in the future, and any other statements which are not historical. Actual future events, results and trends could differ materially from those set forth in such statements due to various factors. Such factors include the SEC action and U.S. Attorney investigation relating to the Company and certain individuals; the Company's dependence on its products, its exclusive North American distributor, its foreign distributors, its key personnel and key suppliers; the possibility of changing economic and competitive conditions; technological developments; competition; market uncertainties; fluctuation in results and seasonality; litigation; control of the Company by certain stockholders; and other risks and uncertainties, including those detailed in the Company's filings with the Securities and Exchange Commission.

CONTACT: Cameron Associates
         Kevin McGrath, 212-245-4577
         Kevin@cameronassoc.com

                    Schick Technologies, Inc. and Subsidiary
               Consolidated Statements of Operations (unaudited)
               (In thousands, except share and per share amounts)

                                                                     Three months ended
                                                                           June 30,
                                                                   2004               2003
                                                                -----------       ------------
Revenue, net ............................................       $    10,881       $      8,676

Cost of sales ...........................................             3,209              2,629

                                                                -----------       ------------
         Gross profit ...................................             7,672              6,047
                                                                -----------       ------------
Operating expenses:
     Selling and marketing ..............................             1,456              1,435
     General and administrative .........................             1,985              1,580
     Research and development ...........................             1,112                842
     Bad debt expense ...................................                --                 75
                                                                -----------       ------------
         Total operating costs ..........................             4,553              3,932
                                                                -----------       ------------

         Income from operations .........................             3,119              2,115
                                                                -----------       ------------
Other income (expense)
     Other income .......................................                --                101
     Interest income ....................................                93                 20
     Interest expense ...................................                --               (169)
                                                                -----------       ------------
         Total other income (expense) ...................                93                (48)
                                                                -----------       ------------
         Income before income taxes .....................             3,212              2,067

         Provision for income taxes .....................             1,413                 88
                                                                -----------       ------------

         Net income .....................................       $     1,799       $      1,979
                                                                ===========       ============

         Basic earnings per share .......................       $      0.12       $       0.19
                                                                ===========       ============
         Diluted earnings per share .....................       $      0.10       $       0.12
                                                                ===========       ============
         Weighted average common shares (basic) .........        15,027,703         10,229,697
                                                                ===========       ============
         Weighted average common shares (diluted) .......        17,209,736         16,536,892
                                                                ===========       ============

                    Schick Technologies, Inc. and Subsidiary
                           Consolidated Balance Sheets
                      (In thousands, except share amounts)

                                                                                        June 30,         March 31,
                                                                                      -----------        ---------
                                                                                                   2004
                                                                                      ----------------------------
                                                                                      (unaudited)
Assets
Current assets
     Cash and cash equivalents ....................................................     $ 24,518          $ 20,734
     Accounts receivable, net of allowance for doubtful accounts of $138 ..........        2,722             3,982
     Inventories ..................................................................        3,165             3,057
     Prepayments and other current assets .........................................          552               861
     Deferred income taxes ........................................................        6,594             6,481
                                                                                        --------          --------
              Total current assets ................................................       37,551            35,115
                                                                                        --------          --------
Equipment, net ....................................................................        1,339             1,405
Goodwill, net .....................................................................          266               266
Deferred income taxes .............................................................        4,393             5,679
Other assets ......................................................................          279               278
                                                                                        --------          --------
              Total assets ........................................................     $ 43,828          $ 42,743
                                                                                        ========          ========
Liabilities and Stockholders' Equity
Current liabilities
     Accounts payable and accrued expenses ........................................     $  1,627          $  1,456
     Accrued salaries and commissions .............................................          701             1,390
     Income taxes payable .........................................................          166               142
     Deposits from customers ......................................................           24                13
     Warranty obligations .........................................................          270               210
     Deferred revenue .............................................................        3,843             4,504
                                                                                        --------          --------
              Total current liabilities ...........................................        6,631             7,715
                                                                                        --------          --------
Commitments and contingencies .....................................................           --                --
Stockholders' equity
     Preferred stock ($0.01 par value; 2,500,000 shares authorized; none
         issued and outstanding) ..................................................           --                --
     Common stock ($0.01 par value; 50,000,000 shares authorized:
         15,046,394 and 15,026,470 shares issued and outstanding,
         respectively) ............................................................          150               150
     Additional paid-in capital ...................................................       44,996            44,626
     Accumulated deficit ..........................................................       (7,949)           (9,748)
                                                                                        --------          --------
              Total stockholders' equity ..........................................       37,197            35,028
                                                                                        --------          --------
              Total liabilities and stockholders' equity ..........................     $ 43,828          $ 42,743
                                                                                        ========          ========